                                                                   EXHIBIT 10.28

                           ASSET PURCHASE AGREEMENT

                                by and between

                             VDC CORPORATION LTD.,

                                   as Buyer,

                                      and

                            PORTACOM WIRELESS, INC.

                                   as Seller


                               November 25, 1997

                           ASSET PURCHASE AGREEMENT
                           ------------------------

          This ASSET PURCHASE AGREEMENT (the "Agreement") is made as of the 10th day of November, 1997, by and between VDC CORPORATION LTD., a Bermuda corporation ("Buyer") and PORTACOM WIRELESS, INC., a Delaware corporation ("Seller").

                                  WITNESSETH

          WHEREAS, Seller desires to sell, and Buyer desires to purchase, on the terms and conditions hereafter set forth, certain of the assets of Seller as described herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and representations and warranties herein contained, and for other good and legal consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer, intending to be legally bound hereby, agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

    1.1. When used in this Agreement, the following terms, in their singular and plural forms, shall have the meanings assigned to them below:

          "Act" means the Securities Act of 1933, as amended.
           ---

          "Agreement" is defined in the initial paragraph hereof.
           ---------

          "Assets" means all of the right, title and interest that Seller
           ------
possesses and has the right to transfer in and to all of the following described holdings:

              (i) Two million shares of common stock, par value $.01 per share ("MAC Common Stock"), of Metromedia Asia Corporation ("MAC"), as evidenced by Stock Certificate Number 59, dated February 28, 1997 with such shares being currently held in escrow until January 1, 1999 serving as collateral for any potential claims which may arise from the Termination Agreement; and

              (ii) Warrants ("MAC Warrants") to purchase four million shares of common stock, par value $.01 per share, at $4.00 per share, of MAC, as evidenced by Warrant Number 19.

          "Buyer" is defined in the initial paragraph hereof.
           -----

          "Cash Funds" is defined in Section 3.1(a).
           ----------                --------------

          "Claim" means a claim or demand for any and all Liabilities, damages,
           -----
losses, obligations, deficiencies, encumbrances, penalties, costs and expenses, including reasonable attorneys' fees, resulting from, related to or arising out of (i) any misrepresentation, breach of warranty or non-fulfillment of any covenant of Seller set forth in this Agreement or in any Related Document; (ii) Seller's ownership of the Assets; (iii) Seller's failure to comply with the provisions of applicable bulk sales laws; and (iv) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing.

          "Closing" and "Closing Date" are defined in Section 6.1.
           -------       ------------                 -----------

          "Disclosure Schedule" is defined in Section 4.1.
           -------------------                -----------

          "GAAP" means generally accepted accounting principles.
           ----

          "Governmental Authority" means any foreign, federal, state, regional
           ----------------------
or local authority, agency, body, court or instrumentality, regulatory or otherwise, which, in whole or in part, was formed by or operates under the auspices of any foreign, federal, state, regional or local government.

          "Indemnified Party" is defined in Section 10.4.
           -----------------                ------------

          "Indemnifying Party" is defined in Section 10.4.
           ------------------                ------------

          "Law" means any common law and any federal, state, regional, local or
           ---
foreign law, rule, statute, ordinance, rule, order or regulation.

          "Liabilities" means liabilities, obligations, claims or debts of
           -----------
Seller of any type or nature, whether matured, unmatured, contingent or unknown, including, without limitation, tort, contract or other claims asserted against Seller which are based on acts or omissions occurring on, before or after the Closing Date.

          "Lien" means any lien, charge, covenant, condition, easement, adverse
           ----
claim, demand, encumbrance, security interest, option, pledge, or any other title defect, easement or restriction of any kind.

          "Material Adverse Effect" is defined in Section 4.9(c).
           -----------------------                --------------

          "Permitted Liens" means those Liens to which the Assets are subject
           ---------------
under (i) the Termination Agreement which are not required to be waived pursuant to Section 6.2(a) of this Agreement; (ii) the Loan Agreement (as defined at
Section 3.3 hereof); and (iii) the federal securities laws of the United States.

          "Purchase Price" is defined in Section 3.1.
           --------------                -----------

          "Registration Statement" is defined in Section 7.6
           ----------------------                -----------

          "Related Documents" means this Agreement, the Trust Agreement and each
           -----------------
document or instrument executed in connection with the consummation of the transactions contemplated herein.

          "Returns" is defined in Section 4.8.
           -------                -----------

          "Seller" is defined in the initial paragraph of this Agreement.
           ------

          "Taxes" is defined in Section 4.8.
           -----                -----------

          "Termination Agreement" means that certain Termination Agreement,
           ---------------------
dated September 11, 1996, by and among Seller, MAC, as successor-in-interest to Asian American Telecommunications Corporation and Max E. Bobbitt, as Agent.

          "Trust Agreement" means that certain Trust Agreement, of even date
           ---------------
herewith, by and among Buyer, Seller and Trustee.

          "Trustee" means that person or entity mutually agreed upon by the
           -------
parties hereto to act as trustee under the Trust Agreement.

          "VDC Shares" is defined in Section 3.1(b).
           ----------


                                   ARTICLE 2

                          SALE AND PURCHASE OF ASSETS

    2.1.  Agreement to Sell and Purchase Assets.  Subject to the terms and
          -------------------------------------
conditions hereof and on the basis of and in reliance upon the covenants, agreements and representations and warranties set forth herein, on the Closing Date Seller shall sell the Assets to Buyer, and Buyer shall purchase the Assets from Seller.

    2.2.  Responsibility for Liabilities. Buyer shall not assume any Liabilities
          ------------------------------
of Seller by virtue of this Agreement or otherwise.


                                   ARTICLE 3

                         PAYMENT OF THE PURCHASE PRICE

    3.1.  Purchase Price.
          --------------

          The purchase price ("Purchase Price") for the Assets shall be paid or delivered by Buyer at Closing in the following manner:

          (a) Subject to adjustment pursuant to Section 3.3 hereof, Buyer shall deliver an amount not to exceed Seven Hundred Thousand Dollars ($700,000) (the "Cash Funds") in immediately available funds in the form of cash, cashier's check or wire transfer with such amount as is necessary solely to satisfy the outstanding indebtedness of Seller in accordance with the provisions of Section 3.2; and

          (b) Buyer shall deliver 5,300,000 shares of newly issued shares of common stock of Buyer (the "VDC Shares") in accordance with the provisions of Section 3.2.

    3.2.  Allocation of Purchase Price.
          ----------------------------

          The Purchase Price shall be allocated in the following manner:

          (a) At the Closing, Seller will deliver a schedule (the "Debt Schedule") identifying its indebtedness as of the Closing Date. Buyer shall deliver to and deposit with Trustee the portion of the Cash Funds and the number of VDC Shares necessary to satisfy Seller's indebtedness to its creditors and claimants in the amounts and manner as set forth in the Debt Schedule. The Cash Funds and/or any and all VDC Shares delivered to Trustee pursuant to this
Section 3.2(a) shall be credited against and considered a part of the Purchase Price and shall be held and distributed by Trustee to the creditors and claimants (or provision shall be made for the ultimate distribution of such amounts and/or Shares to creditors and claimants upon the final resolution of any disputed amounts payable or claims against Seller) in accordance with the provisions of a Trust Agreement to be agreed upon between the parties. Prior to the Closing Date, Seller shall have received releases, waivers and/or settlement agreements, satisfactory to Buyer, evidencing satisfaction of substantially all indebtedness of, and claims against, Seller.

          (b) Buyer shall deliver to Seller that portion of the VDC Shares not required to be delivered to or deposited with the Trustee pursuant to Section 3.2(a) hereof. Seller shall retain such VDC Shares until such time as a disposition occurs to its stockholders pursuant to an effective registration statement in accordance with the provisions of Section 7.6 hereof.

    3.3.  Adjustment to Purchase Price.  Any and all sums advanced to Seller by
          ----------------------------
Buyer pursuant to the Loan Agreement, dated November 10, 1997 between Buyer and Seller ("Loan Agreement"), as evidenced by the note(s) made thereunder by Seller in favor of Buyer, shall constitute initial payments and deposits against the Purchase Price, shall be part of the Purchase Price under this Agreement upon the Closing Date, and shall be applied to the Cash Funds.


                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Buyer as follows:

    4.1.  Disclosure Schedule. Seller has delivered or caused to be delivered to
          -------------------
Buyer, prior to the execution of this Agreement, disclosure schedules, and documents relating thereto, which include the numbered schedules specifically referred to in this Agreement and which are attached hereto (collectively, the "Disclosure Schedule"). The information contained in the Disclosure Schedule is complete and accurate in all material respects and all documents that are attached to the Disclosure Schedule are complete and accurate copies of the genuine original documents they purport to represent as in effect on the date hereof. Capitalized terms used in the Disclosure Schedule and not otherwise defined therein have the meanings ascribed to such terms in this Agreement.

    4.2.  Organization and Standing of Seller.  Seller is a corporation duly
          -----------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to sell the Assets, free and clear of any and all Liens other than Permitted Liens. A certified copy of Seller's Articles of Incorporation and Bylaws are attached to
Schedule 4.2 of the Disclosure Schedule.
------------

    4.3.  Encumbrances Created by this Agreement.  The execution and delivery of
          --------------------------------------
this Agreement and each of the Related Documents does not, and the consummation of the transactions contemplated hereby or thereby will not, create any Liens on any assets (including the Assets) of Seller in favor of third parties.

    4.4.  Authorization and Enforceability.  The Seller has the full and
          --------------------------------
unrestricted legal right, power and authority to enter into this Agreement and the Related Documents to which it is a party, to carry out the transactions contemplated hereby and thereby, and to perform the obligations hereunder and thereunder. All necessary and appropriate action has been taken by Seller with respect to the execution and delivery of this Agreement and each of the Related Documents and the performance of its obligations hereunder and thereunder. Except as listed on Schedule 4.4 of the Disclosure Schedule, no authorization,
                    ------------
consent or approval of, or filing with, any third party or Governmental Authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement or any Related Document. The execution and delivery of this Agreement and the Related Documents and the consummation of the contemplated transactions by Seller will not (a) result in the breach of any of the terms or conditions of or constitute a default under the Articles of Incorporation or the By-Laws of the Seller, (b) violate any Law or any order, writ, injunction or decree of any Governmental Authority, (c) except as disclosed on Schedule 4.4 of the Disclosure Schedule, conflict with or
             ------------
constitute a default under any agreement or commitment that is binding upon Seller or (d) except as disclosed on Schedule 4.4 of the Disclosure Schedule,
                                     ------------
result in the acceleration of any indebtedness of Seller. This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

    4.5.  Title to Assets.  Seller owns and holds of record the entire right,
          ---------------
title and interest in and to all of the Assets, free and clear of any and all Liens, other than Permitted Liens.

    4.6.  Indebtedness.  Identified on Schedule 4.6 is a true, correct and
          ------------
complete list of Seller's creditors and claimants representing all of Seller's outstanding indebtedness as of the date of this Agreement and the amount and type of settlement agreed upon by Seller and each such claimant in full satisfaction of Seller's indebtedness to such claimant.

    4.7.  Financial Statements.  Copies of the financial statements for Seller
          --------------------
as of and for the fiscal years ended March 31, 1995 and 1994, for the transition period ended December 31, 1995 and for the fiscal year ended December 31, 1996 are attached to Schedule 4.7 of the
                ------------

Disclosure Schedule (collectively, the "Financial Statements"). The Financial Statements are accompanied by the opinion of KPMG to the effect that such financial statements have been audited by KPMG and present fairly, in all material respects, the financial position of Seller as of the dates indicated and the results of its operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis (except as otherwise stated in the Financial Statements, including the related notes). Also attached to
Schedule 4.7 of the Disclosure Schedule are copies of the balance sheet and
------------
income statement of Seller as of and for the three-month period ended September 30, 1997 prepared internally by Seller (the "Interim Financial Statements"). The Interim Financial Statements have been prepared in accordance with Seller's standard accounting practices with respect to interim financial statements which conform to the practices employed in preparing the Financial Statements and present fairly, in all material respects, the financial position of Seller as of the dates indicated and the results of its operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis, except as described on Schedule 4.7 of the Disclosure Schedule. For purposes of this
                ------------
Agreement, the Financial Statements and the Interim Financial Statements shall be deemed to include any notes and schedules thereto.

    4.8.  Taxes. Except as disclosed on Schedule 4.8 of the Disclosure Schedule,
          -----                         ------------
all (a) federal, state, local or foreign tax returns (collectively, the "Returns") required to be filed by Seller with respect to the properties, assets, operations, income and net worth of Seller have been timely filed or appropriate extensions have been obtained and such Returns are true, correct and complete; (b) taxes and governmental charges, including, without limitation, any interest and penalties (collectively, "Taxes") due pursuant to such Returns have been paid or adequate provision therefor has been made on the Financial Statements or Interim Financial Statements; and (c) federal, state, local and foreign withholdings required with respect to the business of Seller have been withheld and timely paid over to the appropriate Governmental Authority.
Schedule 4.8 of the Disclosure Schedule sets forth for each taxable year the
------------
current status of any examination being conducted by the Internal Revenue Service or any other taxing authority relating to Seller. Except as disclosed on Schedule 4.8 of the Disclosure Schedule, there are no outstanding agreements
   ------------
or waivers extending the statutory period of limitation concerning any tax Liability of Seller, no examination of any Return of Seller is currently in progress and no Governmental Authority has, within the last five (5) years, notified Seller of any tax claim, investigation or proceeding.

    4.9.  Absence of Undisclosed Liabilities.  Except as disclosed on Schedule
          ----------------------------------                          --------
4.9 of the Disclosure Statement:
---

          (a)  Seller does not have any Liabilities;

          (b) All Liabilities are fully and adequately reflected or reserved against in the Financial Statements or Interim Financial Statements; and

          (c) There have been no Liabilities incurred in the ordinary course of business since September 23, 1997 which individually or in the aggregate have had or would reasonably be expected to have an effect that is or is reasonably likely to be materially adverse to the business, operations, properties (including intangible properties), prospects, condition (financial or otherwise), assets (including the Assets) or Liabilities of Seller (a "Material Adverse Effect").

    4.10.  Absence of Material Loss Contingencies.  Seller has no material loss
           --------------------------------------
contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 of the Financial Accounting Standards Board) for which Seller has not made adequate provision.

    4.11.  Absence of Certain Changes or Events. Except as disclosed on Schedule
           ------------------------------------                         --------
4.11 of the Disclosure Schedule, since the date of the Interim Financial
----
Statements:

           (a) Seller has been operating in the ordinary course and there has been no material change in accounting methods, principles or practices used by Seller;

           (b) Seller has not incurred any material indebtedness for borrowed money or been delinquent in the payment of any material indebtedness, except to the extent the same was being contested in good faith;

           (c) Seller has not sold, assigned, transferred or subjected to any Lien, any tangible or intangible asset material to the operation of its business, other than inventory in the ordinary and normal course and miscellaneous items of equipment and other assets no longer necessary to the operation of its business;

           (d) Seller has not entered into material contracts or entered into amendments to material contracts other than in the ordinary course of business;

           (e) Seller has not increased the rate or terms of compensation payable or to become payable by Seller to its directors, officers or employees, except increases occurring in the ordinary course of business in accordance with their customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);

           (f) there has been no revaluation by Seller of any of its assets, including, without limitation, writing off accounts receivables other than in the ordinary course of business; and

           (g) there has been no authorization, approval, agreement or commitment to do any of the foregoing.

    4.12.  Litigation.  Except as disclosed on Schedule 4.12 of the Disclosure
           ----------                          -------------
Schedule, there is no claim, suit, arbitration, investigation, action, inquiry, review or proceeding pending or threatened against Seller which (a) affects the validity of this Agreement or any of the Related Documents or which could prevent or delay the transactions contemplated hereunder or (b) could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule
                                                                       --------
4.12 of the Disclosure Schedule, Seller is not subject to any judicial
----
injunction or mandate or any administrative order.

    4.13.  VDC Shares to Constitute Restricted Securities.  Seller represents
           ----------------------------------------------
and warrants: (a) that it has reviewed the annual and periodic reports of Buyer, as filed by Buyer with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, and that it has such knowledge and experience in financial and business matters that it is capable of utilizing the information set forth therein concerning Buyer to evaluate the risks of investing in the VDC Shares; (b) that it has been advised that the VDC Shares to be issued to them by Buyer constitute "restricted securities" as defined in Rule 144 promulgated under the Securities Act, and accordingly, have not been and will not be registered under the Securities Act except as otherwise set forth in this Agreement, and, therefore, it may not be able to sell or otherwise dispose of such VDC Shares except if the VDC Shares are subject to an effective registration statement filed with the SEC, in compliance with Rule 144 or otherwise pursuant to an exemption from registration under the Act; (c) that the VDC Shares so issued are being acquired by them for their own benefit and on their own behalf for investment purposes and not with a view to, or for sale or for resale in connection with, a public offering or re-distribution thereof; (d) that the VDC Shares so issued will not be resold (i) without registration thereof under the Securities Act (unless an opinion of counsel acceptable to VDC, or to Buyer, an exemption from such registration is available), (ii) in violation of any law; and (e) that the certificate or certificates representing the VDC Shares to be issued will be imprinted with a legend in form and substance as follows:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL FOR THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

and Buyer is hereby authorized to notify the transfer agent of the status of the VDC Shares, and to take such other action including, but not limited to, the placing of a "stop transfer" order on the books and records of Buyer's transfer agent to ensure compliance with the foregoing.

    4.14.  Approval.  The Board of Directors of Seller has approved the
           --------
execution of this Agreement and the transactions contemplated thereby.

    4.15.  Brokers' Fees. No broker, finder or other person or entity acting in
           -------------
a similar capacity has participated on behalf of Seller in connection with the transactions contemplated by this Agreement. Seller has not incurred any Liability for brokers' fees, finders' fees, agents' commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby.

    4.16.  Full Disclosure.  No representation or warranty by Seller in this
           ---------------
Agreement and no statement contained in any Disclosure Schedule to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.


                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller as follows:

    5.1.  Organization and Standing of Buyer.  Buyer is a corporation duly
          ----------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Bermuda.

    5.2.  Authorization and Enforceability.  Buyer has all requisite corporate
          --------------------------------
power and authority to enter into this Agreement and the Related Documents to which it is a party and to carry out the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All necessary and appropriate action has been taken by Buyer with respect to the execution and delivery of this Agreement and each of the Related Documents and the performance of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Documents and the consummation of the contemplated transactions by Buyer will not (a) result in the breach of any of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or the By-Laws of Buyer or (b) violate any Law or any order, writ, injunction or decree of any Governmental Authority. This Agreement and any Related Documents to which Buyer is a party constitute valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

    5.3.  VDC Shares.  The VDC Shares delivered by Buyer at Closing will be
          ----------
validly and legally issued, free and clear of any and all Liens, and will be fully paid and non-assessable, except that the VDC Shares shall be "restricted securities" pursuant to Rule 144 promulgated under the Act and except for the restrictions on resale set forth in Section 7.6 hereof.

    5.4.  Approval.  The Board of Directors of the Buyer has approved the
          --------
execution of this Agreement and the transactions contemplated thereby.

    5.5.  Brokers' Fees. Buyer has not incurred any liability for brokers' fees,
          -------------
finders' fees, agents' commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby.

    5.6.  Full Disclosure.  No representation or warranty by Buyer in this
          ---------------
Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE 6

                                    CLOSING

    6.1.  Closing. Subject to satisfaction or waiver of all conditions precedent
          -------
set forth in Sections 8 and 9 of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buchanan Ingersoll Professional Corporation, at 10:00 a.m., local time the day on which the last of the conditions precedent set forth in either Section 8 or 9 of this Agreement is fulfilled (the "Closing Date") or at such other time, date and place as the parties may agree, but in no event shall such date be later than March 1, 1998, unless such date is extended by the mutual written agreement of the parties.

    6.2.  Obligations of Seller.  At or prior to the Closing, Seller shall
          ---------------------
deliver to Buyer, in each case, in form and substance satisfactory to Buyer:

          (a) a written release by all of the parties to the Termination Agreement agreeing to the release of the MAC Common Stock to the Buyer;

          (b) written evidence from MAC confirming that, as of the Closing Date, no part of the Assets pledged as collateral under the Termination Agreement has been sold, assigned, transferred or otherwise disposed of or subject to any action for any of the foregoing (other than the transaction contemplated in this Agreement), and that, as of the Closing Date, neither MAC nor its parent corporation, Metromedia International Group, Inc., contemplates taking any of the foregoing actions;

          (c) releases and waivers from each of Seller's creditors and claimants listed in Schedule 4.6;

          (d) such other instruments of transfer as shall be necessary or appropriate to vest in the Buyer good and marketable title to the Assets; and

          (e)  such other documents as may be described in Article 8 of this
                                                           ---------
Agreement.

    6.3.  Obligations of Buyer.  At the Closing, Buyer shall deliver:
          --------------------

          (a)  the Purchase Price in accordance with Article 3 of this
                                                     ---------
Agreement; and

          (b)  such other documents as may be described in Article 9 of this
                                                           ---------
Agreement.

    6.4.  Further Documents or Necessary Action. Buyer and Seller each agree to
          -------------------------------------
take all such further actions on or after the Closing Date as may be necessary, desirable or appropriate in order to confirm or effectuate the transactions contemplated by this Agreement.

                                   ARTICLE 7

                           COVENANTS AND AGREEMENTS

          Seller covenants to and agrees with Buyer, and Buyer covenants to and agrees with Seller, as follows:

    7.1.  Conduct of Business Pending the Closing.  During the period from the
          ---------------------------------------
date of this Agreement to the Closing Date, Seller shall conduct its business operations in the ordinary and usual course and to maintain its records and books of account in a manner consistent with prior periods. Seller shall, without purporting to make any commitment on behalf of Buyer, exercise reasonable efforts to preserve intact the present business organization and personnel of Seller and the present goodwill of Seller with persons having business dealings with them. Seller further covenants and agrees that, from the date of this Agreement to the Closing Date, it shall not, without the written consent of Buyer:

          (a) enter into any negotiations, discussions or agreements contemplating, affecting or respecting the Assets or Seller's ability to transfer the Assets;

          (b) enter into any negotiations, discussions or agreements contemplating or respecting the acquisition of Seller or any material asset thereof (other than in the ordinary course of business), whether through a sale of stock, a merger or consolidation, the sale of all or substantially all of the assets of Seller, any type of recapitalization or otherwise, with the exception
                                                             ------------------
of the Seller's interest in and to its Cambodian venture, the disposition of
----------------------------------------------------------------------------
which has been discussed with the Buyer;
---------------------------------------

          (c) pay any dividend or make any distributions to the stockholders, creditors or claimants of Seller not in the ordinary course of business;

          (d) pay any compensation or bonus its directors, officers or employees, other than in the ordinary course of business;

          (e)  incur any Liabilities or take any action that would materially
                                                                   ----------
diminish the net assets of Seller or the value of the Assets;

          (f) take any action which would interfere with or prevent performance of this Agreement; or

          (g) engage in any activity or enter into any transaction which would be inconsistent in any respect with any of the representations, warranties or covenants set forth in this Agreement, as if such representations, warranties and covenants were made at a time subsequent to such activity or transaction and all references to the date of this Agreement were deemed to be such later date.

    7.2.  Access By Buyer; Confidentiality.  During the period from the date of
          --------------------------------
this Agreement to the Closing Date, Seller shall cause Buyer, its agents and representatives to be given full access during normal business hours to the premises, buildings, offices, books, records, assets (including the Assets), Liabilities, operations, contracts, files, personnel, financial and tax information and other data and information of Seller, and shall cooperate with Buyer in conducting its due diligence investigation of Seller; provided that such access shall not
                                   --------
unreasonably interfere with the normal operations and employee relationships of Seller. All information provided to or learned by Buyer as a result of such access or otherwise in connection with the transactions contemplated by this Agreement shall be held in confidence.

    7.3.  Access By Seller; Confidentiality.  During the period from the date of
          ---------------------------------
this Agreement to the Closing Date, Buyer shall cause Seller, its agents and representatives to be given full access during normal business hours to the premises, buildings, offices, books, records, assets, liabilities, operations, contracts, files, personnel, financial and tax information and other data and information of Buyer, and shall cooperate with Seller in conducting its due diligence investigation of Buyer; provided that such access shall not
                                  --------
unreasonably interfere with the normal operations and employee relationships of Buyer. Buyer shall provide Seller with copies of all reports and/or findings made with the Securities and Exchange Commission from the date hereof through the Closing. All information provided to or learned by Seller as a result of such access or otherwise in connection with the transactions contemplated by this Agreement shall be held in confidence.

    7.4.  Notice of Breach or Failure of Condition.  Seller and Buyer agree to
          ----------------------------------------
give prompt notice to the others of the occurrence of any event or the failure of any event to occur that might preclude or interfere with the timely satisfaction of any condition precedent to the obligations of Seller or Buyer under this Agreement.

    7.5.  Best Efforts. Seller and Buyer shall use their respective best efforts
          ------------
to obtain all consents or approvals necessary to bring about the satisfaction of the conditions required to be performed, fulfilled or complied with by them pursuant to this Agreement and to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable.

    7.6.  Registration Rights Agreement.
          -----------------------------

          (a) Buyer agrees that, at its sole expense, within forty-five (45) days after the Closing Date, it shall use its best efforts to file with the Securities and Exchange Commission a registration statement (the "Registration Statement") which shall register (i) the distribution of the VDC Shares to the stockholders of Seller and (ii) the distribution of the VDC Shares delivered to third parties by the Trustee in satisfaction of Seller's outstanding claims and indebtedness. Resale of the VDC Shares shall be subject to the following limitations:

               (i) 25% of the VDC Shares may be sold upon the date of declaration of the effectiveness of the Registration Statement;

               (ii) 25% of the VDC Shares may be sold upon the six month anniversary of the date of declaration of effectiveness of the Registration Statement; and

               (iii) the remaining 50% of the VDC Shares may be sold upon the one year anniversary of the date of declaration of effectiveness of the Registration Statement.

          (b) Notwithstanding the rights granted hereunder, Buyer shall have no obligation whatsoever to:

               (i) assist or cooperate in the offering or disposition of the VDC Shares;

               (ii) indemnify or hold harmless the holders of the VDC Shares or any underwriter designated by such security holders;

               (iii) obtain a commitment from an underwriter relative to the sale of the VDC Shares; or

               (iv) include the VDC Shares within an underwritten offering of Buyer.

          7.7.  Loans.  Buyer agrees to make advances, in its sole discretion,
                -----
to the Seller for working capital purposes pursuant to the terms and conditions of the Loan Agreement, with such advances being applied against the Purchase Price pursuant to Section 3.3 hereof.


                                   ARTICLE 8

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

          All obligations of Buyer under this Agreement are subject to the satisfaction by Seller at or before the Closing of all of the following conditions, except to the extent expressly waived in writing by Buyer:

    8.1.  Representations and Warranties True at Closing.  The representations
          ----------------------------------------------
and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made again on the Closing Date.

    8.2.  Performance.  Seller shall have performed and complied in all material
          -----------
respects with all agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing, including, without limitation, the delivery to Buyer of the documents listed in Section 6.2.

    8.3.  No Adverse Changes.  Except as contemplated by this Agreement, there
          ------------------
shall have been no material adverse change in the condition, prospects, business or operations, financial or otherwise, of Seller from the date of this Agreement to the Closing Date.

    8.4.  Litigation.  On the Closing Date, there shall not be any pending or
          ----------
threatened litigation in any court or any proceedings by or before any Governmental Authority with a view to seek, or in which it is sought, to restrain or prohibit the consummation of the transactions contemplated by this Agreement or in which it is sought to obtain divestiture, rescission or damages in connection with the transactions contemplated by this Agreement and no investigation by any Governmental Authority shall be pending which might result in any such litigation or other proceeding.

    8.5.  Necessary Consents.  All statutory requirements for the valid
          ------------------
consummation by Buyer of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents, waivers, approvals or other actions by any Governmental Authority or third party which are required for the consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

    8.6.  Stockholder Approval.  To the extent required by the laws of Bermuda,
          --------------------
the stockholders of Buyer shall have approved the transactions contemplated by this Agreement.

    8.7.  Vancouver Stock Exchange.  The Vancouver Stock Exchange shall have
          ------------------------
either approved or not disapproved the transactions contemplated by this Agreement.

    8.8.  Certificate.  Seller shall have delivered to Buyer a certificate,
          -----------
dated as of the Closing Date, of the Seller to the effect that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4 and 8.9 have been satisfied.
             ------------  ---  ---  ---     ---

    8.9.  Bulk Sales Laws.  Seller shall have satisfied any and all obligations
          ---------------
under all applicable bulk sales laws as applicable in the State of Delaware.

    8.10. Fairness Opinion.  Seller shall have obtained a fairness opinion, in
          ----------------
form and substance satisfactory to the Buyer and to the Vancouver Stock Exchange, of a qualified investment bank or appraisal firm to the effect that the consideration to be received by the Seller and its stockholders pursuant to the transactions contemplated in this Agreement is fair.

    8.11. Consents.  Seller shall have provided written consents to the
          --------
acquisition of the Assets by Buyer from all appropriate Governmental Authorities (to the extent so required by law) in form and substance reasonably acceptable to Buyer.

    8.12. Due Diligence.  Buyer shall have completed, to its satisfaction, a due
          -------------
diligence review of the financial condition, results of operations, properties, assets, liabilities, business and prospects of Seller.

                                   ARTICLE 9

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

          All obligations of Seller under this Agreement are subject to the satisfaction by Buyer at or before the Closing of all of the following conditions, except to the extent expressly waived in writing by Seller:

    9.1.  Representations and Warranties True at Closing.  The representations
          ----------------------------------------------
and warranties of Buyer contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made again on the Closing Date.

    9.2.  Performance.  Buyer shall have performed and complied, in all material
          -----------
respects, with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

    9.3.  No Adverse Changes.  Except as contemplated by this Agreement, there
          ------------------
shall have been no material adverse change in the condition, business or operations, financial or otherwise, of Buyer from the date of this Agreement to the Closing Date.

    9.4.  Necessary Consents.  All statutory requirements for the valid
          ------------------
consummation by Seller of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents, waivers, approvals or other actions by any Governmental Authority or third party which are required for the consummation of the transactions contemplated by this Agreement shall have been received and shall be in full force and effect.

    9.5.  Stockholder Approval.  The stockholders of Seller shall have approved
          --------------------
the transactions contemplated by this Agreement in accordance with the provisions of the Delaware General Corporation Law.

    9.6.  Vancouver Stock Exchange.  The Vancouver Stock Exchange shall have
          ------------------------
either approved or not disapproved the transactions contemplated by this Agreement.

    9.7.  Certificate.  Buyer shall have delivered to Seller a certificate,
          -----------
dated as of the Closing Date, to the effect that the conditions set forth in Sections 9.1, 9.2 and 9.3 have been satisfied.


                                  ARTICLE 10

                      INDEMNIFICATION AND RELATED MATTERS

    10.1. Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties contained in this Agreement, the schedules and exhibits hereto, and any agreement, document, instrument or certificate delivered hereunder, including the Related Documents, shall survive the Closing Date. This Article
                                                                       -------
10 constitutes the sole and exclusive remedy of Buyer and Seller with respect to
--
any subject matter addressed herein, and Buyer and Seller hereby waive and release the other from any and all claims and other causes of action, including without limitation claims for contribution, relating to any such subject matter.

    10.2.  Indemnification by Seller.
           -------------------------

           (a) Seller agrees to indemnify Buyer against and hold it harmless from:

                (i) all liability, loss, damage or deficiency resulting from or arising out of any inaccuracy in or breach of any representation or warranty by Seller in this Agreement, in any Related Document to which Seller was a signatory or in any other agreement or document delivered by or on behalf of Seller in connection with the transactions contemplated by this Agreement;

                (ii)  all liability of Seller not expressly assumed by Buyer;

                (iii) all liability, loss, damage or deficiency resulting from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by Seller in this Agreement, in any Related Document to which Seller was a signatory or in any other agreement or document delivered by or on behalf of Seller in connection with the transactions contemplated by this Agreement; and

                (iv) any and all reasonable costs and expenses (including reasonable legal and accounting fees) related to any of the foregoing. In the event that Buyer makes a Claim which is determined by a court of competent jurisdiction to be without reasonable basis in law or fact, Buyer shall bear all reasonable costs and expenses (including court costs and reasonable legal and accounting fees), incurred by Seller in investigating and defending against such Claim.

    10.3.  Indemnification by Buyer.  Buyer shall indemnify Seller against and
           ------------------------
hold it harmless from:

           (a) all liability, loss, damage or deficiency resulting from or arising out of any inaccuracy in or breach of any representation or warranty by Buyer in this Agreement in any Related Document or in any other agreement or document delivered by or on behalf of Buyer in connection with the transactions contemplated by this Agreement;

           (b) all liability, loss, damage or deficiency resulting from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by Buyer in this Agreement, in any Related Document, or in any other agreement or document delivered by or on behalf of Buyer in connection with the transactions contemplated by this Agreement; and

           (c) any and all reasonable costs and expenses (including reasonable legal and accounting fees) related to any of the foregoing. In the event that Seller makes a Claim which is determined by a court of competent jurisdiction to be without reasonable basis in law or fact, Seller shall bear all reasonable costs and expenses (including court costs and reasonable legal and accounting fees), incurred by Buyer in investigating and defending against such Claim.

    10.4.  Third Party Claims.  If any action, suit, investigation or proceeding
           ------------------
(including without limitation negotiations with federal, state, local or foreign tax authorities) shall be threatened or commenced by a third party in respect of which a party (an "Indemnified Party") may make a Claim hereunder, the Indemnified Party shall notify the party obligated to indemnify such party hereunder (the "Indemnifying Party") to that effect with reasonable promptness (so as to not prejudice such party's rights) after the commencement or threatened commencement of such action, suit, investigation or proceeding, and the Indemnifying Party shall have the opportunity to defend against such action, suit, investigation or proceeding (or, if the action, suit, investigation or proceeding involves to a significant extent matters beyond the scope of the indemnity agreement contained herein, those claims that are covered hereby) subject to the limitations set forth below. If the Indemnifying Party elects to defend against any action, suit, investigation or proceeding (or, as described in the preceding parenthetical, one or more claims relating thereto), the Indemnifying Party shall notify the Indemnified Party to that effect with reasonable promptness. In such case, the Indemnified Party shall have the right to employ its own counsel and participate in the defense of such matter, but the fees and expenses of counsel shall be at the expense of the Indemnified Party unless the employment of such counsel at the expense of the Indemnifying Party shall have been authorized in writing by the Indemnifying Party. Any party granted the right to direct the defense of a threatened or actual suit, investigation or proceeding hereunder shall: (i) keep the other fully informed of material developments in the action, suit, investigation or proceeding at all stages thereof; (ii) promptly submit to the other copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received in connection with the action, suit, investigation or proceeding; (iii) permit the other and its counsel, to the extent practicable, to confer on the conduct of the defense of the action, suit, investigation or proceeding; and
(iv) to the extent practicable, permit the other and its counsel an opportunity to review all legal papers to be submitted prior to their submission. The parties shall make available to each other and each other's counsel and accountants all of its or their books and records relating to the action, suit, investigation or proceeding, and each party shall render to the other such assistance as may be reasonably required in order to insure the proper and adequate defense of the action, suit, investigation or proceeding. The parties shall use their respective good faith efforts to avoid the waiver of any privilege of either party. The assumption of the defense of any matter by an Indemnifying Party shall not constitute an admission of responsibility to indemnify or in any manner impair or restrict such party's rights to later seek to be reimbursed its costs and expenses if indemnification under this Agreement with respect to such matter was not required. An Indemnifying Party may elect to assume the defense of a matter at any time during the pendency of such matter, even if initially such party did not elect to assume such defense, so long as such assumption at such later time would not prejudice the rights of the Indemnified Party. No settlement of a matter by the Indemnified Party shall be binding on an Indemnifying Party for purposes of such party's indemnification obligations hereunder.

                                  ARTICLE 11

                                  TERMINATION

    11.1.  Termination by Mutual Consent. At any time on or prior to the Closing
           -----------------------------
Date, this Agreement may be terminated by the mutual written consent of Seller and Buyer without liability on the part of Seller or Buyer.

    11.2.  Termination Upon Breach or Default.  If Seller or Buyer shall
           ----------------------------------
materially default in the observance or in the due and timely performance of any of the covenants contained in this Agreement, or if there shall have been a material breach by either of the parties of any of the representations or warranties set forth in this Agreement, the other party may, upon written notice and a reasonably opportunity to cure, terminate this Agreement, without prejudice to its rights and remedies available at law, including the right to recover expenses, costs and other damages.

    11.3.  Termination Based Upon Failure of Conditions.  If any of the
           --------------------------------------------
conditions of this Agreement, except Sections [8.5, 8.7, 9.4 and 9.6], to be complied with or performed by a party on or before the Closing Date, shall not have been complied with or performed in all material respects by such date and such noncompliance or nonperformance shall not have been waived in writing by the other party, the party to whom the benefit of such condition runs may, upon written notice, terminate this Agreement, without prejudice to its or their rights and remedies available under law, including the right to recover expenses, costs and other damages. With respect to the conditions in Sections [8.5, 8.7, 9.4 and 9.6], no liability shall arise as a result of the nonperformance or noncompliance thereof.

    11.4.  Break-Up Fees.  Notwithstanding anything to the contrary contained
           -------------
within this Agreement, in the event Seller is unable to, or elects not to complete the transactions contemplated by this Agreement for any reason, except:
(i) a breach by Buyer of any of its representations, warranties and covenants contained herein or (ii) a material adverse development in the business or operations of Buyer between the date of this Agreement and the Closing Date, then, and in that event, Seller shall pay Buyer a break-up fee equal to One Million Dollars ($1,000,000) ("Break-Up Fee") in order to reimburse Buyer for its time and expenses incurred in connection with the transactions contemplated in this Agreement, as well as for any lost opportunity costs and direct and indirect consequential damages. Payment of the Break-Up Fee shall be made by wire transfer of immediately available funds to an account designated by Buyer not later than five (5) days after receipt by Seller of a written demand for the Break-Up Fee by Buyer.

    11.5.  Final Expiration.  This Agreement shall automatically expire if the
           ----------------
Closing does not occur on or before March 1, 1998, or such later date as the parties hereto may mutually agree.

                                  ARTICLE 12

                                    GENERAL

    12.1.  Entire Agreement.  This Agreement, and the exhibits and schedules
           ----------------
hereto (including the Disclosure Schedule), and the agreements specifically referred to herein set forth the entire agreement and understanding of Seller and Buyer in respect of the transactions contemplated hereby and, except with respect to the provisions of Section 13 of the Letter of Intent and the no shop provisions set forth in Section 8 of the Letter of Intent, supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by Seller or Buyer that is not embodied in this Agreement or in the documents specifically referred to herein and neither Seller nor Buyer shall not be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

    12.2.  Binding Effect; Benefits; Assignment.  All of the terms of this
           ------------------------------------
Agreement shall be binding upon, inure to the benefit of and be enforceable by and against Seller and its successors and authorized assigns, and Buyer and its successors and authorized assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement except as expressly indicated herein. Neither Seller nor Buyer shall assign any of their respective rights or obligations under this Agreement to any other person, firm or corporation without the prior written consent of the other party, except that Buyer may assign its rights and obligations under this Agreement to a direct or indirect wholly-owned subsidiary of Buyer, although Buyer shall remain fully responsible for all of its obligations under this Agreement.

    12.3.  Construction.  The headings of the sections and paragraphs of this
           ------------
Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof. The language used in this Agreement shall be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party.

    12.4.  Amendment and Waiver.  This Agreement may be amended, modified,
           --------------------
superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by Seller and Buyer or, in the case of a waiver, by or on behalf of the party waiving compliance.

    12.5.  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware as applicable to contracts made and to be performed in Delaware, without regard to conflict of laws principles.

    12.6.  Public Disclosure.  Except as required by Law, or in connection with
           -----------------
the solicitation of new investment advisory agreements with Seller's clients, neither Buyer nor Seller shall make any public disclosure of the existence or terms of this Agreement or the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld. In the event that Seller or Buyer determines that the disclosure of the existence or terms of this Agreement is required by Law, such party shall so notify the other parties and shall provide to the other party a copy of any such public disclosure prior to releasing the same.

    12.7.  Notices.  All notices, requests, demands and other communications to
           -------
be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered, sent by overnight mail by a nationally recognized overnight delivery service or mailed first class, postage prepaid:

           (a)  If to Seller:

                Douglas C. MacLellan, President
                PortaCom Wireless, Inc.
                10061 Talbert Avenue, Suite 200
                Fountain Valley, CA  92708
                Telephone:  (714) 593-3234
                Telecopier:  (714) 593-3264


           (b)  If to Buyer:

                Graham Lacey, President
                VDC Corporation Ltd.
                P.O. Box HM 1255
                44 Church Street
                Hamilton, Bermuda
                Telephone: 01624 878762
                Telecopier: 01624 878765

                with a copy to:

                Stephen M. Cohen, Esq.
                Buchanan Ingersoll Professional Corporation
                Eleven Penn Center, 14th Floor
                1835 Market Street
                Philadelphia, Pennsylvania 19103
                Telephone: (215) 665-3873
                Telecopier: (215) 665-8760

Either party may change its address by prior written notice to the other party.

    12.8.  Counterparts.  This Agreement may be executed in counterparts, each
           ------------
of which when so executed shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

    12.9.  Expenses.  Each party shall pay their own respective expenses, costs
           --------
and fees incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and each of the Related Documents and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of their respective legal counsel, accountants and financial advisors.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                      VDC CORPORATION LTD.


                                      By: /s/ Graham Ferguson Lacey
                                          ------------------------------
                                          Graham Ferguson Lacey,
                                          President


                                      PORTACOM WIRELESS, INC.


                                      BY: /s/ Douglas C. MacLellan
                                          ------------------------------
                                          Douglas C. MacLellan,
                                          President and Chief Executive Officer

                                   EXHIBIT A

   Indebtedness of Seller to be satisfied from proceeds of the Purchase Price

-------------------------------------------------------------------------------------------------
                                                                   Source of Proceeds
                                                          ----------------------------------
-------------------------------------------------------------------------------------------------
                                                          Cash Funds              VDC Shares
      Creditor/Claimant                Amount              (amount)                (Number)
      -----------------                ------             ----------              ----------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

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